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                                                                    EXHIBIT 10.3
                            SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE (this "Second Amendment") is made as of April , 1997, by and between ONE MEMORIAL DRIVE LIMITED PARTNERSHIP ("Landlord"), a Massachusetts limited partnership, and SAPIENT CORPORATION ("Tenant"), a Delaware corporation.

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant have heretofore entered into a Lease, dated as of March 30, 1994 (the "Original Lease"), for certain premises comprising 24,909 rentable square feet on the second floor and 20,670 rentable square feet on the third floor (collectively, the "Original Premises") in One Memorial Drive, Cambridge, Massachusetts (the "Building"); and

      WHEREAS, Landlord and Tenant have heretofore amended the Original Lease by that certain First Amendment to Lease, dated as of December 5, 1995 (the "First Amendment to Lease") whereby Landlord and Tenant agreed to add the entire rentable area of the fifth floor of the Building (the "Fifth Floor Space") comprising 20,670 rentable square feet to the Original Premises, and to make certain other modifications to the Original Lease; and

      WHEREAS, Landlord and Tenant have now agreed that Tenant shall surrender the Fifth Floor Space and, in lieu thereof, the entire rentable area of the seventh (7th) and eighth (8th) floors of the Building, comprising 20,960 rentable square feet and 21,422 square feet respectively (collectively, the "Expansion Premises"), shall be added to the Original Premises and that certain other modifications to the Original Lease, as heretofore amended, shall be made as more particularly herein set forth.

      NOW THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Capitalized Terms: All capitalized terms not otherwise modified or defined herein shall have the same meanings as are ascribed to them in the Original Lease. For purposes of this Second Amendment, the Original Lease, as amended by the First Amendment to Lease and this Second Amendment, shall be hereinafter referred to as the "Amended Lease".

      2. Delivery of Expansion Premises. On the date that is the later of: (i) November 1, 1997 or (ii) the date that Landlord delivers possession of the Expansion Premises to Tenant (the "Expansion Premises Effective Date"), the Expansion Premises shall be included in the Premises for all purposes of the Amended Lease, Landlord shall have no liability to Tenant should Landlord fail to cause the Expansion Premises Effective Date to occur by November 1, 1997, except that Tenant shall be entitled to liquidated damages equal to one (1) day of free rent with respect to the Expansion Premises for each day later than November 1. 1997 the Expansion Premises Effective Date occurs, unless such delay is due to Tenant's negligence or wrongful conduct.
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      3. Surrender of the Fifth Floor Space. On the last day of the Build-out
Period defined in Section 7(d) below (the "Fifth Floor Surrender Date"), Tenant shall surrender the Fifth Floor Space in the condition required by Section 6.1.2 of the Original Lease, upon such terms and conditions as if such date were the last day of the Term, whereupon the Fifth Floor Space shall be deleted from the Premises for all purposes of the Amended Lease. Notwithstanding anything to the contrary set forth in paragraphs 7, 8, 9 and 10 of this Second Amendment, all rental and additional rental amounts payable under the First Amendment to Lease, allocable to the Fifth Floor Space, shall accrue and be due and payable as contemplated therein during the period from the Expansion Premises Effective Date until the Fifth Floor Surrender Date. Any holding over in the Fifth Floor Space after the Fifth Floor Surrender Date shall constitute an Event of Default under the Amended Lease, and the terms of Section 10.4 of the Original Lease shall apply to any such holding over in the Fifth Floor Space.

      4. Definition of the Premises. For all purposes of the Amended Lease, the Premises shall (i) on and after the Expansion Premises Effective Date, include the 42,382 rentable square feet comprising the entire rentable area of the seventh (7th) and eighth (8th) floors of the Building and (ii) on and after the Fifth Floor Surrender Date, exclude the 20,670 rentable square feet comprising the entire rentable area of the fifth (5th) floor of the Building. The Original Premises and the Expansion Premises shall hereinafter be referred to in the aggregate as the "Combined Premises."

      5. Term. The term of the Amended Lease is hereby extended to June 30, 2004. For all purposes of the Amended Lease, the term "Original Term" shall refer to the period from the Term Commencement Date until March 31, 1999.

      6. Preparation of the Expansion Premises for Occupancy. Tenant has inspected the Expansion Premises, and the leasehold improvements which have heretofore been made thereto, and acknowledges that the Expansion Premises shall be delivered to Tenant in their existing "as is" condition, reasonable wear and tear excepted but otherwise broom clean, except that any of the existing leasehold improvements which the existing tenant of the Expansion Premises desires to remove may be removed prior to the Expansion Premises Effective Date. Tenant agrees that such property is acceptable in "as is" condition, subject to such additional wear and tear as may take place. Landlord shall have no obligation to perform any work in the Expansion Premises to prepare the same for Tenant's occupancy, provided however, that Landlord shall make an allowance (the "Combined Premises Tenant Improvements Allowance") available for purposes of reimbursing Tenant for any costs and expenses incurred in making leasehold improvements in accordance with Section 3.2 to prepare the Expansion Premises for Tenant's initial occupancy, as well as to renovate the premises demised under the Original Lease (collectively, the 'Combined Premises Tenant Improvements"). The amount of the aforesaid Combined Premises Tenant Improvement Allowance shall equal the aggregate of (i) $12 per r.s.f of the premises demised under the Original Lease, (ii) $20 per r.s.f. of the portion of the Expansion Premises located on the seventh (7th) floor of the Building, (iii) $23 per r.s.f. of the portion of the Expansion Premises located on the eighth (8th) floor of the Building and (iv) $3 per r.s.f. of the portion of the Expansion Premises located on the seventh (7th) floor of the Building for application


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exclusively to Tenant's moving expenses from the Fifth Floor Space to the
Expansion Premises. Landlord shall reimburse Tenant for costs incurred in constructing the Combined Premises Tenant Improvements, including, without limitation, architectural and engineering fees, from time to time (but not more frequently than monthly) upon Tenant's furnishing Landlord with invoices reasonably satisfactory to Landlord. Tenant shall prepare complete working drawings and specifications, including, but not limited to, structural, architectural and mechanical systems, as applicable (the "Plans") which shall govern the performance of the Combined Premises Tenant Improvements to be performed by the Tenant and its architects, engineers and contractors. The Plans shall conform to applicable government requirements and to sound and generally accepted engineering practices and shall be submitted to Landlord for its approval. Within five (5) business days after receipt of the Plans, Landlord shall give Tenant written notice of such approval or disapproval based upon any reasonable objections. If Landlord disapproves, Tenant shall revise the Plans and shall resubmit them to Landlord, Landlord agreeing to approve or disapprove in the case of such resubmission within five (5) business days of receipt of such revised Plans. Notwithstanding anything contained in Section 3.3 of the Original Lease, Tenant shall cause its general contractor for the Combined Premises Tenant Improvements to carry an umbrella policy of commercial public liability insurance, written by companies rated not less than A+ by Best's Insurance Report, in an amount not less than $5,000,000.00 and cause all of the subcontractors performing the Combined Premises Tenant Improvements to carry commercial public liability insurance, written not less than A+ by Best's Insurance Reports, in an amount not less than $2,000,000. Notwithstanding and in limitation of the foregoing, Tenant shall not be entitled to be reimbursed more than twenty percent (20%) of the Combined Premises Tenant Improvement Allowance for expenses associated with the following: (i) Tenant's relocation from the Fifth Floor Space to the Expansion Premises, (ii) engineering and architectural fees, (iii) cabling and (iv) other soft costs related to the Combined Premises Tenant Improvements. If Tenant does not draw down the entire Combined Premises Tenant Allowance, Tenant shall notify Landlord in writing of same and Landlord shall calculate and notify Tenant of the amount that Tenant may deduct from the Annual Fixed Rent each month for the next succeeding twelve months on account of such remaining Combined Premises Tenant Allowance, which amount shall equal the remaining balance of the Combined Premises Tenant Allowance divided by twelve
(12).

      7. Annual Fixed Rent.

      (a) Commencing on the Expansion Premises Effective Date (subject to clause
(d) below) and continuing through March 31, 1999, the Annual Fixed Rent payable with respect to the Combined Premises shall be as follows: (i) Nine Hundred Fifty-Three Thousand Seven Hundred Ninety-One Dollars ($953.791) per annum (Seventy-Nine Thousand Four Hundred Eighty-Two Dollars and 59/100 ($79,489.59) per month) with respect to the Original Premises based on $20.93/r.s.f times the rentable square footage thereof; (ii) Five Hundred Sixty-Five Thousand Nine Hundred Twenty Dollars and 00/100 ($565,920.00) per annum (Forty-Seven Thousand One Hundred Sixty Dollars and 00/100 ($47,160.00) per month) with respect to the portion of the Expansion Premises located on the seventh floor, based on $27/r.s.f. times the rentable square footage thereof; and (iii) Six Hundred Eighty Five Thousand Five Hundred Four Dollars and 00/100 ($685,504.00) per annum (Fifty-Seven Thousand One hundred Twenty-Five


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Dollars and 33/100 ($57,125.33) per month) with respect to the portion of the
Expansion Premises located on the eighth floor, based on $32.00/r.s.f. times the rentable square footage thereof.

      (b) Commencing on April 1, 1999 and continuing through September 30, 2002, the Annual Fixed Rent payable with respect to the Combined Premises shall be Two Million Eight Hundred Fourteen Thousand Seven Hundred Fifty-Two Dollars and 00/100 ($2,814,752.00) per annum (Two Hundred Thirty-Four Thousand Five Hundred Sixty-Two Dollars and 67/100 ($234,562.67) per month) based on $32.00/r.s.f. times the rentable square footage in the Combined Premises.

      (c) Commencing on October 1, 2002 and continuing through June 30, 2004 the Annual Fixed Rent payable with respect to the Combined Premises shall be Two Million Nine Hundred Ninety Thousand Six Hundred Seventy-Four Dollars and 00/100 ($2,990,674.00) per annum (Two Hundred Forty-Nine Thousand Two Hundred Twenty-two Dollars and 83/100 ($249,222.83) per month) based on $34.00/r.s.f. times the rentable square footage in the Combined Premises.

      (d) Provided that Tenant is not then in default beyond any applicable cure period, for the ninety (90) day period commencing upon the Expansion Premises Effective Date (the "Build-out Period"), no Annual Fixed Rent payable under clauses (ii) and (iii) of subparagraph (a) of this paragraph 6 shall accrue with respect to the Expansion Premises.

      8. Included Share of Real Estate Taxes. The definition of "Tenant's Included Share of Real Estate Taxes" set forth in Section 1.1 of the Lease shall be amended as follows:

      (a) Commencing on the Expansion Premises Effective Date and continuing until March 31, 1999, the definition of Tenant's Included Share of Real Estate Taxes set forth in Section 1.1 of the Original Lease shall be supplemented by adding the following words after the words "Additional Second Floor Space": "and 100% of the actual real estate taxes per r.s.f with respect to the Expansion Premises during the tax fiscal year 1998 (i.e. July 1, 1997-June 30, 1998).

      (b) Commencing on April 1, 1999 and continuing until the expiration of the Term, the definition of Tenant's Included Share of Real Estate Taxes set forth in Section 1.1 of the Original Lease, as supplemented in accordance with subparagraph 7(a) above, shall be deleted in its entirety and the following definition of Tenant's Included Share of Real Estate Taxes shall be inserted in lieu thereof: "100% of the actual real estate taxes per r.s.f. of the Combined Premises during the tax fiscal year 1998 (i.e. July 1, 1997-June 30, 1998).

      9. Included Share of Operating Expenses.

      (a) Commencing on the Expansion Premises Effective Date and continuing until March 31, 1999, the definition of Tenant's Included Share of Operating Expenses set forth in Section 1.1 of the Original Lease shall be supplemented by adding the following words after the words "Additional Second Floor Space": "and 100% of the actual operating expenses per r.s.f with


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respect to the Expansion Premises during the calendar year 1997 (i.e. January 1,
1997-December 31, 1997).

      (b) Commencing on April 1, 1999 and continuing until the expiration of the Term, the definition of Tenant's Included Share of Operating Expenses set forth in Section 1.1 of the Original Lease, as supplemented in accordance with subparagraph 8(a) above, shall be deleted in its entirety and the following definition of Tenant's Included Share of Operating Expenses shall be inserted in lieu thereof: "100% of the actual operating expenses per r.s.f. of the Combined Premises during the calendar year 1997 (i.e. January 1, 1997 - December 31,
1997).

      10. Tenant's Proportionate Share of Real Estate Taxes and Operating Expenses. Effective as of the Expansion Premises Effective Date, Section 4.2.4 of the Original Lease shall be deleted in its entirety and the following inserted in lieu thereof with respect to the periods referred to herein below:

      (a) Commencing on the Expansion Premises Effective Date and continuing until March 31, 1999: Tenant's proportionate share of real estate taxes pursuant to Section 4.2.1 shall be the excess of real estate taxes allocable to the Premises over Tenant's Included Share of Real Estate Taxes, where real estate taxes allocable to the Premises means the real estate taxes for the Property multiplied by a fraction, the numerator of which is the number of r.s.f. of the Premises and the denominator of which is the number of r.s.f. determined by multiplying the Total Rentable Floor Area of the Building by ninety-five percent (95%). Tenant's proportionate share of operating expenses pursuant to Section
4.2.3 shall be the excess of operating expenses allocable to the Premises over Tenant's Included Share of Operating Expenses, where operating expenses allocable to the Premises means the operating expenses for the Property multiplied by a fraction, the numerator of which is the number of r.s.f. of the Premises and the denominator of which is the number of r.s.f. determined by multiplying the Total Rentable Floor Area of the Building by ninety-five percent (95 %). Tenant's proportionate share of real estate taxes pursuant to Section
4.2.1 shall be calculated by making three separate calculations in accordance with this Section 4.2.4: (i) the first calculation using Tenant's Included Share of Real Estate Taxes for the Third Floor Space and the Initial Second Floor Space, (ii) the second calculation using Tenant's Included Share of Real Estate Taxes for the Additional Second Floor Space and (iii) the third calculation using Tenant's Included Share of Real Estate Taxes for the Expansion Premises; the positive results such calculations shall be added together to produce Tenant's proportionate share of real estate taxes payable pursuant to Section
4.2.1. Tenant's proportionate share of operating expenses pursuant to Section
4.2.1 shall be calculated by making three separate calculations in accordance with this Section 4.2.4: (X) the first calculation using Tenant's Included Share of Operating Expenses for the Third Floor Space and the Initial Second Floor Space, (y) the second calculation using Tenant's Included Share of Operating Expenses for the Additional Second Floor Space and (z) the third calculation using Tenant's Included Share of Operating Expenses for the Expansion Premises; the positive results of such calculations shall be added together to produce Tenant's proportionate share of operating expenses payable pursuant to Section
4.2.1. The annual adjustment of Tenant's proportionate share of real estate taxes and operating expenses, as provided for hereunder, shall be made on each anniversary of the Third Floor Rent Commencement Date.


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      (b) Commencing on April 1, 1999 and continuing until the expiration of the
Term: Tenant's proportionate share of real estate taxes pursuant to Section
4.2.1 shall be the -excess of real estate taxes allocable to the Premises over Tenant's Included Share of Real Estate Taxes, where real estate taxes allocable to the Premises means the real estate taxes for the Property multiplied by a fraction, the numerator of which is the number of r.s.f. of the Premises and the denominator of which is the number of r.s.f. determined by multiplying the Total Rentable Floor Area of the Building by ninety-five percent (95%). Tenant's proportionate share of operating expenses pursuant to Section 4.2.3 shall be the excess of operating expenses allocable to the Premises over Tenant's Included Share of Operating Expenses, where operating expenses allocable to the Premises means the operating expenses for the Property multiplied by a fraction, the numerator of which is the number of r.s.f. of the Premises and the denominator of which is the number of r.s.f. determined by multiplying the Total Rentable Floor Area of the Building by ninety-five percent (95 %). The annual adjustment of Tenant's proportionate share of real estate taxes and operating expenses, as provided for hereunder shall be made on each anniversary of the Third Floor Rent Commencement Date.

      11. Parking. Commencing on the Expansion Premises Effective Date, the maximum number of parking spaces to which Tenant shall be entitled under the Amended Lease shall be increased by 21 parking spaces, so that Tenant shall be entitled to up to 87 parking spaces in the aggregate. The Tenant shall pay the prevailing market rate which may be adjusted from time to time, for each parking space used by Tenant in the Building. The prevailing market rate is currently $175.00 per month. Notwithstanding anything to the contrary contained in the Amended Lease, Tenant may sublet one (1) parking space per one thousand square feet of subleased rentable area; provided such sublease is first approved by Landlord; and further provided that Tenant shall not charge any such sublessee of parking spaces more than the rent charged therefor by Landlord.

      12. Expansion Option. Section 2.6 of the Original Lease shall be amended by deleting the words; first floor currently occupied by National Computer Systems, Inc., or any of the space in the Building currently occupied by David
L. Babson or the EF Company" and inserting therefor the words "first, ninth, fifteenth, sixteenth or seventeenth floor".

      13. Extension Option. For all purposes of the extension option to which reference is made in Section 1.1 and Section 2.5 of the Original Lease, the five
(5) year period with respect to which Tenant may extend the Term shall mean the five (5) year period commencing on July 1, 2004, and the term "Extension Term" set forth in the Original Lease is hereby so amended. Consequently, Section 2.5 of the Original Lease shall also be amended by deleting the date "May 31, 1998" in the eighth line thereof and inserting in lieu thereof the date "June 30, 2003," deleting the date "May 1, 1998" in the nineteenth line thereof and inserting in lieu thereof the date "July 1, 2003," and deleting the word "Original" in the sixth line thereof. Additionally, the words "the day following the expiration of the Original Term" on the fortieth line thereof shall be deleted and inserted in lieu thereof shall be the date "July 1, 2004. "


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      14. Security Deposit. The Letter of Credit shall be maintained by
Tenant at its current level of $275,000 for the remainder of the term of the Amended Lease, as extended pursuant to this Second Amendment.

      15. Plan Showing Tenant's Space. Effective as of the Fifth Floor Surrender Date, Exhibit B to the Original Lease shall be replaced with the plan showing the Combined Premises attached hereto as Schedule 1.

      16. Signs. Landlord has agreed to allow Tenant to have additional signage in or about the Building on terms and conditions satisfactory to Landlord. Tenant acknowledges that all signage must be approved by Landlord, the City of Cambridge, any other applicable governing authority and Congress Group Ventures.

      17. Relocation. Section 10.22 of the Original Lease is hereby deleted in its entirety.

      18. Brokerage. Each party hereto represents and warrants to the other party that it has not dealt with any real estate broker or agent in connection with this Second Amendment or the Lease or either of their negotiation, except for Fallon, Hines & O'Connor. Each party hereto shall indemnify the other party and hold the other party harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Second Amendment or the Amended Lease or either of their negotiation by reason of any of its acts. Landlord shall be responsible for any brokerage commission payable to Fallon, Hines & O'Connor in connection with this Second Amendment, pursuant to a separate agreement.

      19. Authority. Landlord and Tenant each warrant tO the other that the person or persons executing this Second Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Second Amendment.

      20. Ratification. As modified by this Second Amendment, the Lease is in full force and effect and Landlord and Tenant ratify and confirm the same.

      21. Interpretation and Partial Invalidity. If any term of this Second Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Second Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Second Amendment shall be valid and enforceable to the fullest extent permitted by law. The titles for the paragraphs are for convenience only and not to be considered in construing this Second Amendment. This Second Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.


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      IN WITNESS WHEREOF, the parties have executed this Second Amendment as a sealed instrument, in two or more counterparts, as of the day and year first above written.

                              Landlord:

                              ONE MEMORIAL DRIVE LIMITED
                              PARTNERSHIP

                              By: One Memorial Drive Property
                                     Management, Inc., its agent


                                    By:   /s/ Dean F. Stratouly
                                          -----------------------------
                                              Dean F. Stratouly,
                                              President
                                              Hereunto duly authorized

                              Tenant:

                               SAPIENT CORPORATION


                              By:   /s/ Gerard D. Kiley                    .
                                 -------------------------------------
                                    Name:Gerard D. Kiley
                                    Title: Director of Operations
                                    Hereunto duly authorized


                              By:
                                 -------------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------
                                    Hereunto duly authorized


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